Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-158499, 333-142145, 333-127579, 333-54880 and 333-52730) on Form S-8 of Resources Connection, Inc. of our reports dated July 28, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Resources Connection, Inc. for the year ended May 31, 2014.

/s/ McGladrey LLP

Irvine, California

July 28, 2014